EXHIBIT 21

                                  SUBSIDIARIES














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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
                      (Upon the completion of Transaction)


                                                                    State of
                                                   Percentage    Incorporation
                                                      of               or
    Parent                    Subsidiary           Ownership      Organization
    ------                    ----------           ---------      ------------
First Niles Financial, Inc.  Home Federal               100%         Federal
                             Savings and Loan
                             Association of Niles